EXHIBIT 5.1



                        [Shearman & Sterling Letterhead]





                                  June 20, 2002


Trizec Properties, Inc.
1114 Avenue of the Americas
31st Floor
New York, NY 10036

                             Trizec Properties, Inc.

Ladies and Gentlemen:

          We are acting as counsel for Trizec Properties, Inc., a Delaware corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission of a registration statement on Form S-11 (the "Registration Statement"), and the prospectus contained in the Registration Statement (the "Prospectus"), relating to the offering and sale of 1,600,000 shares of common stock, par value $0.01 per share (the "Shares"), by the selling stockholders to be identified in the Prospectus (the "Selling Stockholders"), as described in the Registration Statement.

          In connection with the foregoing, we have examined the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

          Our opinion set forth below is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States, and we do not express any opinion herein concerning any other laws.

          Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus. In giving this consent, we do not thereby concede that we come within the category of persons

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whose consent is required by the Securities Act of 1933, as amended, or the general rules and regulations promulgated thereunder.


                                                Very truly yours,

                                                /s/ Shearman & Sterling


STG/FJE/PJO

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